                                                                      EXHIBIT 11

                          BAY VIEW CAPITAL CORPORATION
                       COMPUTATION OF PER SHARE EARNINGS

                                                            ----------------------------------------------------------
                                                                                 At December 31,
                                                            ----------------------------------------------------------
                                                               1998        1997        1996        1995        1994
                                                            ---------   ---------   ---------   ---------    ---------
                                                                  (Amounts in thousands, except per share amounts)
Basic earnings (loss) per share:
  Net earnings (loss) available to common shareholders        $22,719     $14,021     $10,969     $(4,690)     $14,513
  Weighted average shares outstanding (1)                      20,035      12,860      13,703      14,587       14,241
                                                            ---------   ---------   ---------   ---------    ---------
  Basic earnings (loss) per share                             $  1.13     $  1.09     $  0.80     $ (0.32)     $  1.02
                                                            =========   =========   =========   =========    =========

Diluted earnings (loss) per share:
  Net earnings (loss) available to common shareholders        $22,719     $14,021     $10,969     $(4,690)     $14,513

  Weighted average shares outstanding (1)                      20,035      12,860      13,703      14,587       14,241
  Dilutive potential common shares (1)                            300         343         197           -          121
                                                            ---------   ---------   ---------   ---------    ---------
  Diluted weighted average shares outstanding (1)              20,335      13,203      13,900      14,587       14,362
                                                            ---------   ---------   ---------   ---------    ---------
  Diluted earnings (loss) per share                           $  1.12     $  1.06     $  0.79     $ (0.32)     $  1.01
                                                            =========   =========   =========   =========    =========

(1) Amounts have been adjusted for a 2-for-1 stock split in the form of a 100% stock dividend paid June 1997.